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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-53176, 333-82543 and 333-68798 of Persistence Software, Inc. on Form S-8 of our reports dated January 24, 2003 (March 20, 2003 as to the first paragraph of Note 11 and June 12, 2003 as to the second paragraph of Note 11) appearing in this Annual Report on Form 10-K/A of Persistence Software, Inc. for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 12, 2003